UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2013

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The annual meeting of the stockholders of K12 Inc. (the “Company”) was held on December 5, 2013. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to stockholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The ten nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and/or until their successors are duly elected or appointed. The tabulation of votes is set forth below:

	For	Withheld	Broker Non-Vote
Craig R. Barrett	32,161,976	116,616	3,745,887
Guillermo Bron	32,163,168	115,424	3,745,887
Adam L. Cohn	32,162,402	116,190	3,745,887
Nathaniel A. Davis	31,854,698	418,894	3,745,887
John M. Engler	32,162,653	115,939	3,745,887
Steven B. Fink	32,117,845	116,229	3,745,887
Mary H. Futrell	30,561,954	1,711,638	3,745,887
Ronald J. Packard	32,163,105	115,487	3,745,887
Jon Q. Reynolds, Jr.	31,630,777	647,815	3,745,887
Andrew H. Tisch	31,002,157	1,276,435	3,745,887

Proposal 2: Advisory Vote on Executive Compensation

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement. There were 17,238,622 votes for the proposal, 15,011,056 votes against the proposal, 28,914 abstentions and 3,745,887 broker non-votes.

Proposal 3: Ratification of Appointment of Independent Auditor

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 was ratified with 36,014,528 votes for, 2,901 votes against, and 7,050 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

December 10, 2013	By:	/s/ Howard D. Polsky

Name: Howard D. Polsky
Title: General Counsel and Secretary